UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2008

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code     (415) 421-7900

                                                     N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

On January 15, 2008, Williams-Sonoma, Inc. (the “Company”) announced via press release the Company’s financial results for the period from October 29, 2007 to December 30, 2007. A copy of the Company’s press release is attached as Exhibit 99.1.

Also on January 15, 2008, the Company issued a press release announcing that the Board of Directors has authorized the repurchase of up to $150 million of the Company’s common stock. A copy of the Company’s press release is attached as Exhibit 99.2.

The attached exhibits are provided under Item 7.01 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 9.01.   Financial Statements and Exhibits

(d)	List of Exhibits:

99.1	Press Release dated January 15, 2008 titled Williams-Sonoma, Inc. Announces a 4.4% Increase in 2007 Holiday Sales

99.2	Press Release dated January 15, 2008 titled Williams-Sonoma, Inc. Authorizes Additional $150 Million Stock Repurchase Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: January 15, 2008	By:	/s/ Sharon L. McCollam
Sharon L. McCollam Executive Vice President, Chief Operating and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated January 15, 2008 titled Williams-Sonoma, Inc. Announces a 4.4% Increase in 2007 Holiday Sales

99.2	Press Release dated January 15, 2008 titled Williams-Sonoma, Inc. Authorizes Additional $150 Million Stock Repurchase Program

4